Exhibit 99.1

A Letter to All Stockholders: The Company is Well-Positioned to Execute on Expanding Production Capacity

Respected FFIE Global Investors,

I am excited to continue my work with FF as its new Global CEO at this pivotal time. Over the past year, FF has made significant progress in developing its FF 91 2.0 Futurist Alliance vehicle and preparing for mass production. I am confident that my experience in product technology, research, and development for luxury car brands at global, world-class car companies will be invaluable in leading FF forward. Over the past two years we have worked to put in place a solid foundation for the Company’s future growth. With the successful delivery of three FF 91 2.0 Futurist Alliances in the third quarter, the Company achieved some of its most challenging milestones in its nine-year history. These include finalizing all compliance procedures for US production and delivery and also receiving all necessary parts for delivery from our supply chain.

This marked a positive shift in the Company’s fundamentals as the formation of a complete operational closed loop and FF’s entry into the revenue-generating stage began. The next step is to ramp up production in order to reach the Company’s short-to-medium-term strategic goals.

Although we have reached one of the most important phases since the Company’s inception, we are fully aware of the challenges the Company must address and overcome, including securing the financing needed to support future growth. Today, we filed a registration for an “at-the-market” (ATM) financing program. Having this program provides additional financial flexibility and optionality for the Company. Working with our group of investment banks, through the ATM, the Company will now be able to raise money from the market at current prevailing market prices. It allows the Company to put a halt to its equity line of credit (ELOC) program and move away from additional convertible notes financings on which it had to relied over the past year. With an ATM program in place, the Company hopes to return to more traditional corporate financing structures to financially support future growth.

Product Delivery is the Most Important Milestone in FF’s Nine-Year History

FF has achieved a significant milestone with the consecutive deliveries of the “All-Ability aiHypercar” FF 91 2.0 Futurist Alliance to our spire users. This marks FF’s entry into its revenue-generating stage and signifies that FF has successfully closed the loop from research and development to production and delivery. Furthermore, the Company has completed all US compliance procedures, established a relatively comprehensive supply chain system, and gradually implemented FF’s unique ecosystem O2O direct sales model and system, positioning the Company to generate operating cash flow in the future. These are highly meaningful and substantial developments for both the Company and its stockholders, representing a comprehensive improvement in the Company’s fundamentals.

The “FF Developer Co-Creation Mission” is an open platform where users can collaborate with the Company. It revolves around the concepts of open economy and user-centricity. By enabling users to actively participate in FF’s entire business process, the platform aims to collectively enhance product power, drive technological innovation, and establish the Company’s brand image of “Ultimate AI TechLuxury”.

Since the launch of our “Developer Co-Creation” project, we have collaborated with top industry leaders, including the President and Founder of The Oppenheim Group, one of the top luxury real estate agents in the United States, as well as the star in the popular Netflix reality series “Selling Sunset” and “Selling the OC,” Jason Oppenheim. We have also partnered with world-renowned designer Rem D Koolhaas, five-time Le Mans 24-hour champion and Hall of Fame champion racer Derek Bell, Hollywood agent Kelvin Sherman, known for his work in acting, music, modeling, and more, along with one of US’s most prominent luxury car collector Private Collection Motors. We additionally partnered with our first female Developer Co-Creation Officer Emma Hernan last week. These leaders have become FF Developer Co-Creation Officers through our Developer Co-Creation project.

Now, FF is working with these Developer Co-Creation Officers on our “FF All-Hyper Global Racetrack Conqueror Plan”, to conquer the world’s most renowned racetracks one by one. These include - Nürburgring Nordschleife, Le Mans, Silverstone, Indianapolis Motor Speedway, along with others with the aim to set and reset all new hyper records in the AI EV era.

Each FF Developer Co-Creator serves as a direct catalyst for industry transformation. We believe that FF’s unique co-creation model will help lessen FF’s subsequent capital investment, allowing us to build towards positive cash flow without burning excessive funds. We welcome those who are creative, visionary, resolute, capable, and passionate about product innovation and technological advancement, and who are willing to drive change to join the FF developer co-creation mission. Together, we aim to drive the next generation of product transformation, technological innovation, and the restructuring of the future top-tier mobility ecosystem. Our goal is to make FF the creator of the ultra spire market, disrupting the traditional ultra-luxury automobile civilization represented by manufacturers such as Ferrari and Maybach.

Challenges, Reflection, and Solutions

While achieving user delivery is a significant milestone for FF, there remains a need to improve our funding, cost controls and supply chain management capabilities. We are also continuing to further enhance the product user experience.

The Company is currently working tirelessly to address the funding issue. First, as the Company enters the delivery phase, we expect to obtain funds from car sales and existing unfunded financing commitments to help meet our capital needs for increasing production capacity. Second, our effective shelf registration statements provide an efficient financing tool to raise funds and secure new rounds of financing. Third, the Company is in active discussion with strategic investors with the aim of alleviating the funding issue.

Cost reduction is also essential. To that point, we believe we will continue to improve operational efficiency and reduce costs both at the individual vehicle level and across the entire Company. The Company believes that increasing production capacity and sales will drive revenue growth, and in turn support a positive cycle of low investment and high returns. This approach should maximize the interests of stockholders.

The ultra-high-end automobile market to which FF 91 2.0 Futurist Alliance belongs, consists of the global sale of approximately 55,000 vehicles annually. FF is the only electric vehicle company focused on this niche market and is one of the enterprises that have made almost all preparations for this historic opportunity. We have accumulated the “Five Decisive Forces” of FF’s strategic positioning: product capabilities, technological prowess, brand strength, sales power, and user strength over nine years, which we believe makes FF the most likely disruptor in this market.

Next Steps and Work Plan

Large-scale, high-quality deliveries remain the Company’s most critical strategic goal at present. While obtaining additional financing, the Company plans to deliver additional FF 91 2.0 Futurist Alliance vehicles to top-tier users this year and ramp production capacity and sales in the future.

The Company will also focus on system construction, implementing it in stages based on resource availability and strategic needs. We aim to build an agile, efficient, self-operating, and self-evolving AI management system.

Conclusion

Over the past nine years, we have invested approximately $3 billion into making Faraday Future an emerging EV leader. The capital has been invested in our products and our technology, and it has enabled us to deliver our flagship FF 91 vehicle. It is a notable data point when thinking about the cost to create a leading-edge business like ours.

We continue to believe that we operate in a unique market segment – a hybrid of technology, luxury, and performance, in which we believe we outperform any other automaker. Given our dual-home market strategy, our ability to access the China market (the largest global automotive market) is unique among ultra-high-end vehicle manufacturers such as Rolls Royce, Ferrari, Bentley, and Maybach. We are focused on improving margins, increasing awareness of our vehicles, and creating brand strength.

While we have accomplished so much in 2023, our valuation has dropped significantly over this period and is trading at approximately 30% of the most recently announced net asset value. We believe this significantly undervalues all that has been invested and achieved by the Company.

Currently, FF is at a critical development stage but we believe that overcoming temporary challenges will lead to a brighter future.

Sincerely,

Matthias Aydt

09/27/2023

FORWARD LOOKING STATEMENTS

This communication includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in communication the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, among others: the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the Company’s ability to satisfy the conditions precedent and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; general economic and market conditions impacting demand for the Company’s products; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K/A filed with the Securities and Exchange Commission (“SEC”) on August 21, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.